Date: June 2, 2006

To:  Innofone.com, Incorporated

From:  Cogent Capital Financial LLC

SUBJECT: EQUITY SWAP TRANSACTION

The purpose of this communication is to set forth the terms and conditions of the Swap transaction entered into on the Trade Date referred to below (the "Swap Transaction"), between Cogent Capital Financial LLC, a Delaware Limited Liability Company ("Cogent" or “we”) and Innofone.com, Incorporated, a Nevada corporation ("INFN", “Counterparty” or “you”). This communication constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation incorporates the definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Equity Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation will supplement, form a part of, and be subject to the ISDA Master Agreement dated as of June 2, 2006 between INFN and Cogent (the “Master Agreement”). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that Master Agreement and this Confirmation, this Confirmation shall prevail for the purpose of this Swap Transaction. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Swap Transaction to which this Confirmation relates.

Cogent and INFN each represents that entering into the Swap Transaction is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Cogent and INFN each represents that (i) it is not relying on the other party in connection with its decision to enter into this Swap Transaction, and neither party is acting as an advisor or fiduciary of the other party in connection with this Swap Transaction regardless of whether the other party provides it with market information or its views; (ii) it understands the risks of the Swap Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Swap Transaction is appropriate for such party in light of its financial capabilities and objectives.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	June 2, 2006

Effective Date:	June 2, 2006

Termination Date:
The later of: (i) December 2, 2010 and (ii) the 30th day after the Calculation Agent has determined that the Resale Condition (as defined below) has been satisfied with respect to all of the Equity Shares (as defined below) or, if such day is not an Exchange Business Day, the first Exchange Business Day thereafter; provided that, if the Preferred Stock (as defined below) has been redeemed by INFN, then the Termination Date shall be the redemption date for the Preferred Stock.

Shares:	Innofone.com, Incorporated common shares (“INFN”) CUSIP number 45768R305

Exchange:	The primary exchange on which the shares are traded

Related Exchange(s):	The primary exchange on which listed options or futures on the Shares are traded.

Knock-in Event:
Applicable. The “Knock-in Event” shall occur at the time that the disbursements contemplated by Section 2 of the Escrow Agreement (as defined in the Schedule to the Master Agreement) have been completed, but only if such disbursements are completed on or before the Knock-in Determination Day.

Knock-in Determination Day:	July 2, 2006

Knock-out Event:
Applicable. The “Knock-out Event” shall occur if the INFN has exercised its right to optionally redeem all of INFN’s Series A non-voting, convertible preferred stock (the “Preferred Stock”) as of the “Optional Redemption Date” specified in the Certificate of Designations therefor.

Knock-out Price:
The “Knock-Out Price” shall equal the Final Price as of the Termination Date (which shall be the Optional Redemption Date of the Preferred Stock) and shall be determined in the manner provided below (including the use of Averaging as specified below).

Knock-out Reference Security:	Innofone.com, Incorporated shares (“INFN”)

Knock-out Determination Day(s):	June 2, 2008

Knock-out Valuation Time:	The closing time on the Exchange

Equity Amounts

Equity Amount Payer:	Cogent

Equity Amount Receiver:	Counterparty

Equity Amount:
An amount determined by the Calculation Agent as of the Valuation Time on the Valuation Date equal to the product of the Equity Notional Amount as of the day and the Rate of Return, provided that, if the Equity Amount is a negative number, then the Equity Amount Receiver will pay (in addition to any other amounts payable by the Equity Amount Receiver) to the Equity Amount Payer the absolute value of the Equity Amount on the Termination Date.

Number of Shares:	37,500,000 (subject to reduction as provided below)

Equity Notional Amount:	Number of Shares multiplied by the Initial Price

Equity Notional Reset:	Inapplicable

Type of Return:	Price Return

Initial Price:	$1.333333 per Share, subject to adjustment under the “Adjustments” provisions set forth below.

Final Price:	For any Valuation Date, the average of the Relevant Prices for the Averaging Dates relating to that Valuation Date.

Valuation Time:	The closing time on the Exchange

Valuation Date:	The Termination Date

Averaging Dates:	For any Valuation Date, the ten trading days up to and including that Valuation Date

Averaging Date Disruption:	Modified Postponement

Relevant Price:	For each Averaging Date, the average of the bid and ask price per Share as determined by the Calculation Agent at the Valuation Time on that Averaging Date.

Interim Equity Amounts:

General:
For each reduction in the Number of Shares that occurs before the Termination Date (each, a “Share Reduction”), the aggregate amount of Shares equal to that reduction shall be the “Share Reduction Amount” and an interim settlement amount (“Interim Equity Amount”) shall be calculated and due and payable with respect to that Share Reduction Amount pursuant to the following terms.

Determination of
Interim Equity Amount:	For each Share Reduction, the Interim Equity Amount shall equal the product of the Reduction Notional Amount for that Share Reduction and the Rate of Return for that Share Reduction.

Payment of Interim
Equity Amount:
If the Interim Equity Amount is positive, then Cogent will pay such amount to Counterparty on the Reduction Payment Date and if the Interim Equity Amount is a negative number, then Counterparty will pay (in addition to any other amounts payable by Counterparty) to Cogent the absolute value of the Interim Equity Amount on the Reduction Payment Date.

Type of Return:	Price Return, which for each Share Reduction shall be calculated as follows:

Interim Final Price-Initial Price
Initial Price

Reduction Notional Amount:	For each Share Reduction Amount, the “Reduction Notional Amount” will equal the product of that Share Reduction Amount and the Initial Price.

Reduction Payment Date:	For each Share Reduction, the date on which that Share Reduction occurs.

Interim Final Price:	For any Interim Valuation Date, the average of the Relevant Prices for the Averaging Dates relating to that Interim Valuation Date.

Valuation Time:	The closing time on the Exchange

Interim Valuation Date:	The Share Reduction Date

Averaging Dates:	For any Interim Valuation Date, the ten trading days up to and including that Interim Valuation Date

Averaging Date Disruption:	Modified Postponement

Relevant Price:	For each Averaging Date, the average of the bid and ask price per Share as determined by the Calculation Agent at the Valuation Time on that Averaging Date.

Floating Amounts payable by Counterparty:

Floating Amount Payer:	Counterparty

Notional Amount:	The Equity Notional Amount

Payment Dates:	1st day of each month

Floating Rate Option:	USD-LIBOR-BBA-30 day

Spread:	1.45%

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	1st day of each month

Initial Exchange Amount payable by Counterparty:

Counterparty Initial Exchange Amount:
(1) $1,375,000, (2) 5,000,000 shares of INFN common stock, par value $0.001 per share, CUSIP number 45768R305 and (3) a warrant to purchase 5,000,000 shares of INFN common stock, during a 5-year term, at an initial exercise price per share of $1.20; provided that (x) on the Counterparty Initial Exchange Date Party A and Party B shall have entered into registration rights agreement, in form and substance reasonably satisfactory to Party A, under which Party A is granted piggy-back registration rights with respect to the shares of common stock referred to in clause (2) and demand registration rights with respect to (3) above and (y) only $568,750 of the amount referred to in clause (1) above shall be due on such date, with the balance of $831,250 (plus interest accrued thereon) to be paid by Party B as provided below under “Deferral of Portion of Initial Exchange Amount”.

Counterparty Initial
Exchange Date:	July 2, 2006 or completion of Knock-In Event whichever is earlier.

Deferral of Portion of
Initial Exchange Amount:
The $831,250 portion of the Initial Exchange Amount not required to be paid on the Initial Exchange Date (the “Deferred Exchange Amount”) shall accrue interest at same rate and on the same basis as the computation of the Floating Amounts referred to above from and including the Initial Exchange Date to and excluding the date on which such amount and accrued interest are paid. If the Deferred Exchange Amount plus any accrued interest thereon remains unpaid as of the first date on which the Number of Shares is reduced as provided below under “Adjustment of Number of Shares”, then Party A shall cause such amount plus accrued interest to be paid to it out of the first three releases of Bonds pursuant to Section 4(b) below resulting from the reduction in the Number of Shares, in which case the Portion of Bonds to be received by Party B shall be reduced by the amount so paid to Party A. The amounts to be paid to Party A shall be in approximately equal installments of the Deferred Exchange Amount, plus all accrued interest thereon.

Other Terms:

Adjustment of
Number of Shares:	If no Knock-out Event has occurred, and this Transaction has not been otherwise terminated, then from and after the Trigger Date, the Number of Shares shall be reduced as follows:

(i) If on the day occurring 1 month after the Trigger Date, the Resale Condition (as defined below) is then satisfied with respect to not less than 18,500,000 of the Equity Shares (as defined below), the Number of Shares shall be reduced to 36,750,000 shares on the first Exchange Business Day thereafter,

(ii) If on the day occurring 2 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 19,000,000 of the Equity Shares, the Number of Shares shall be reduced to 36,000,000 shares on the first Exchange Business Day thereafter,

(iii) If on the day occurring 3 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 19,750,000 of the Equity Shares, the Number of Shares shall be reduced to 35,250,000 shares on the first Exchange Business Day thereafter,

(iv) If on the day occurring 4 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 20,500,000 of the Equity Shares, the Number of Shares shall be reduced to 34,500,000 shares on the first Exchange Business Day thereafter,

(v) If on the day occurring 5 months after the Trigger Date, the Resale Condition (as defined below) is then satisfied with respect to not less than 21,250,000 of the Equity Shares (as defined below), the Number of Shares shall be reduced to 33,750,000 shares on the first Exchange Business Day thereafter,

(vi) If on the day occurring 6 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 22,000,000 of the Equity Shares, the Number of Shares shall be reduced to 33,000,000 shares on the first Exchange Business Day thereafter,

(vii) If on the day occurring 7 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 23,250,000 of the Equity Shares, the Number of Shares shall be reduced to 31,750,000 shares on the first Exchange Business Day thereafter,

(viii) If on the day occurring 8 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 24,500,000 of the Equity Shares, the Number of Shares shall be reduced to 30,500,000 shares on the first Exchange Business Day thereafter,

(ix) If on the day occurring 9 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 25,750,000 of the Equity Shares, the Number of Shares shall be reduced to 29,250,000 shares on the first Exchange Business Day thereafter,

(x) If on the day occurring 10 months after the Trigger Date, the Resale Condition (as defined below) is then satisfied with respect to not less than 27,250,000 of the Equity Shares (as defined below), the Number of Shares shall be reduced to 27,750,000 shares on the first Exchange Business Day thereafter,

(xi) If on the day occurring 11 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 28,750,000 of the Equity Shares, the Number of Shares shall be reduced to 26,250,000 shares on the first Exchange Business Day thereafter,

(xii) If on the day occurring 12 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 30,250,000 of the Equity Shares, the Number of Shares shall be reduced to 24,750,000 shares on the first Exchange Business Day thereafter,

(xiii) If on the day occurring 13 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 31,750,000 of the Equity Shares, the Number of Shares shall be reduced to 23,250,000 shares on the first Exchange Business Day thereafter,

(xiv) If on the day occurring 14 month after the Trigger Date, the Resale Condition (as defined below) is then satisfied with respect to not less than 33,250,000 of the Equity Shares (as defined below), the Number of Shares shall be reduced to 21,750,000 shares on the first Exchange Business Day thereafter,

(xv) If on the day occurring 15 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 34,750,000 of the Equity Shares, the Number of Shares shall be reduced to 20,250,000 shares on the first Exchange Business Day thereafter,

(xvi) If on the day occurring 16 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 36,500,000 of the Equity Shares, the Number of Shares shall be reduced to 18,500,000 shares on the first Exchange Business Day thereafter,

(xvii) If on the day occurring 17 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 38,250,000 of the Equity Shares, the Number of Shares shall be reduced to 16,750,000 shares on the first Exchange Business Day thereafter,

(xviii) If on the day occurring 18 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 40,000,000 of the Equity Shares, the Number of Shares shall be reduced to 15,000,000 shares on the first Exchange Business Day thereafter,

(xix) If on the day occurring 19 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 41,500,000 of the Equity Shares, the Number of Shares shall be reduced to 13,500,000 shares on the first Exchange Business Day thereafter,

(xx) If on the day occurring 20 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 43,000,000 of the Equity Shares, the Number of Shares shall be reduced to 12,000,000 shares on the first Exchange Business Day thereafter,

(xxi) If on the day occurring 21 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 44,500,000 of the Equity Shares, the Number of Shares shall be reduced to 10,500,000 shares on the first Exchange Business Day thereafter,

(xxii) If on the day occurring 22 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 45,750,000 of the Equity Shares, the Number of Shares shall be reduced to 9,250,000 shares on the first Exchange Business Day thereafter,

(xxiii) If on the day occurring 23 months after the Trigger Date, the Resale Condition (as defined below) is then satisfied with respect to not less than 47,000,000 of the Equity Shares (as defined below), the Number of Shares shall be reduced to 8,000,000 shares on the first Exchange Business Day thereafter,

(xxiv) If on the day occurring 24 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 48,250,000 of the Equity Shares, the Number of Shares shall be reduced to 6,750,000 shares on the first Exchange Business Day thereafter,

(xxv) If on the day occurring 25 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 49,500,000 of the Equity Shares, the Number of Shares shall be reduced to 5,500,000 shares on the first Exchange Business Day thereafter,

(xxvi) If on the day occurring 26 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 50,750,000 of the Equity Shares, the Number of Shares shall be reduced to 4,250,000 shares on the first Exchange Business Day thereafter,

(xxvii) If on the day occurring 27 month after the Trigger Date, the Resale Condition (as defined below) is then satisfied with respect to not less than 52,000,000 of the Equity Shares (as defined below), the Number of Shares shall be reduced to 3,000,000 shares on the first Exchange Business Day thereafter,

(xxviii) If on the day occurring 28 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 53,000,000 of the Equity Shares, the Number of Shares shall be reduced to 2,000,000 shares on the first Exchange Business Day thereafter,

(xxix) If on the day occurring 29 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 54,000,000 of the Equity Shares, the Number of Shares shall be reduced to 1,000,000 shares on the first Exchange Business Day thereafter, and

(xxx) If on the day occurring 30 months after the Trigger Date, the Resale Condition is then satisfied with respect to not less than 55,000,000 of the Equity Shares, the Number of Shares shall be reduced to zero shares on the first Exchange Business Day thereafter.

The “Resale Condition” shall be deemed satisfied as of any day with respect to the number of Equity Shares that, as of such day, are then subject to an effective resale registration statement under the Securities Act of 1933, as amended, with the holders of such shares being named therein as selling shareholders or fully eligible for resale under paragraph (k) of Rule 144 adopted under the Securities Act of 1933.

“Equity Shares” mean 55,000,000 Shares; provided that the number of Equity Shares and the corresponding number of shares referred to in clauses (i) through (xxx) above shall be adjusted from time to time by the Calculation Agent as provided in Section 11.2 of the Equity Definitions.

The “Trigger Date” shall mean the first date as of which the Resale Condition has been satisfied with respect to at least 10,000,000 Shares.

Each reduction of the Number of Shares pursuant to the foregoing terms shall result in an Interim Equity Amount becoming due.

If, as of any date referred to in clauses (i) through (xxx) above, the Resale Condition is not satisfied, then Party B may, at its option, defer the reduction in the Number of Shares contemplated by that clause until such later date on or prior to the Termination Date as of which the Resale Condition is satisfied.

Optional Reduction:
Cogent may, from time to time, elect to reduce the Number of Shares as of any Exchange Business Day by giving Counterparty written notice of such reduction as least 10 Exchange Business Day prior to the date on which (as indicated in such notice) that reduction is to occur. Each such reduction shall result in an Interim Equity Amount becoming due.

Knock-out Event Reduction:
If a Knock-out Event occurs, then the Number of Shares shall be reduced to zero and an Interim Equity Amount shall become due on the Termination Date (which shall be the Redemption Date of the Preferred Stock).

Settlement Terms:

Cash Settlement:	Applicable

Settlement Currency:	USD

Cash Settlement Payment Date:	USD Currency Business Days after the relevant Valuation Date

Settlement Method Election:	Not Applicable

Default Settlement Method:	Cash Settlement

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Special Adjustment:	In addition to any adjustments made as a result of any Potential Adjustment Event, the Initial Price shall be adjusted in accordance with the following terms:

(i) An adjustment to the Initial Price shall be made each time that INFN (a) issues any Shares at per Share price below the Threshold Price, (b) issues any other securities that are convertible into or exercisable or exchangeable for Shares at a per Share price below the Threshold Price or (c) enters into any transaction that is indexed to or provides a return based on a price per Share that is below the Threshold Price (provided that no adjustment shall be made under this provision with respect to (x) any shares, options or warrants that are outstanding on the Trade Date and (y) up to 5,000,000 Shares issued as a result of any shares, options or warrants that are issued or granted after the Trade Date to any directors or employees of INFN under any stock incentive plan duly adopted and maintained by INFN).

(ii) Each time the condition in clause (i) above is satisfied, the Initial Price then in effect shall be increased by an amount equal to the product of (a) the excess of the Threshold Price over the relevant issue, conversion, exercise, exchange, index or other reference price that resulted in such condition being satisfied and (b) 1.2.

(iii) The Threshold Price shall initially be $1.00. The Initial Price and the Threshold Price shall each from time to time be adjusted by the Calculation Agent as provided in Section 11.2 of the Equity Definitions.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Calculation Agent Adjustment

Share-for-Combined:	Calculation Agent Adjustment

Determining Party:

Tender Offer:	Applicable

Consequences of Tender Offers:

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Calculation Agent Adjustment

Share-for-Combined:	Component Adjustment

Determining Party:	Cogent

Composition of Combined Consideration:	Applicable

Nationalization, Insolvency or Delisting:	Negotiated Close-out

Determining Party:	Cogent

Additional Disruption Events:

Change in Law:	Applicable

Failure to Deliver:	Applicable

Insolvency Filing:	Applicable

Determining Party:	Cogent

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Not Applicable

Additional Acknowledgments:	Applicable

4. Credit Support Annex:

(a) For purposes of Paragraph 13 of the Credit Support Annex to the Master Agreement, the “Independent Amount” for this Transaction shall equal the Equity Notional Amount.

(b) Upon a reduction in the Equity Notional Amount pursuant to the terms hereof, and provided all amounts then owing to Party A hereunder have been paid and there is no Event of Default or Potential Event of Default then outstanding with respect to Party B, Party A shall direct the Escrow Agent to distribute to Party B from the Collateral Account the Applicable Portion of the Bonds with respect to that reduction in the Equity Notional Amount. If any amounts are owing to Party A hereunder, it may first apply such amounts in reduction of the amount to be distributed to Party B and, in such case, Party A shall direct the Escrow Agent to distribute from the Collateral Account, first to Party A, the amounts owing to it and then to Party B, the amount equal to the Applicable Portion of the Bonds with respect to that reduction in the Equity Notional Amount less the amount distributed to Party A. Party A may defer any distributions to Party B from the Collateral Account for so long as any Event of Default or Potential Event of Default is outstanding with respect to Party B. The “Applicable Portion of the Bonds” with respect to any reduction in the Equity Notional Amount shall mean the portion of the Bonds equal to (i) the amount of Bonds originally deposited in the Collateral Account pursuant to Section 2(a) of the Escrow Agreement multiplied by (ii) a fraction the number of which is the amount of the reduction in the Equity Notional Amount and the denominator of which is the initial Equity Notional Amount of $50,000,000.

(c) Provided the Equity Notional Amount is reduced in accordance with the schedule set forth above under “Other Terms: Adjustment of Number of Shares” as if all applicable conditions thereunder are satisfied at all times, there is no Event of Default or Potential Event of Default with respect to Party B and no other amounts become due to Party A that are distributed to it from the Collateral Account, then the amount of collateral to be released to Party B each month correspond to the percentage as set forth on Schedule A annexed hereto of the Bonds originally deposited in the Collateral Account. Party B shall bear the full risk with respect to any fluctuations in the value of the Bonds.

5. Additional Termination Events:

The parties agree that, for purposes of the Master Agreement, each of the following shall constitute an “Additional Termination Event” (for purposes of each of these Additional Termination Events, INFN shall be the sole Affected Party):

(i) the Resale Condition shall not been satisfied with respect to all of the Equity Shares by no later than December 2, 2010.

(ii) failure to make timely monthly cash payments due under the Floating Amounts Payable by Counterparty.

6. Calculation Agent:      Cogent

7. Account Details:

Account for payments to Cogent:   To be provided.

Account for payments to INFN: To be provided.

8. Relationship between the parties:

(a)
Except as expressly provided herein, each party acknowledges that in connection with entering into this Transaction, it has not entered into any agreements, arrangements or understandings with the other party or any related entity of such party in relation to timing or manner of any acquisition or disposal of any Shares, the voting rights attaching to any Shares or the management of the Issuer.

9. Governing Law: the laws of the State of New York (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile at (801) 576-0583.

Yours sincerely,

Cogent Capital Financial LLC

By:	/s/ Gregory L. Kofford
Gregory L. Kofford
Senior Principal

Confirmed as of the date first above written:

Innofone.com, Incorporated

By: /s/ Alex Lightman
Alex Lightman
Chief Executive Officer

Schedule A

Month	Portion of Bonds to be Released	Reduction in Number of Shares

1	2%	750,000
2	2%	750,000
3	2%	750,000
4	2%	750,000
5	2%	750,000
6	2%	750,000
7	3⅓%	1,250,000
8	3⅓%	1,250,000
9	3⅓%	1,250,000
10	4%	1,500,000
11	4%	1,500,000
12	4%	1,500,000
13	4%	1,500,000
14	4%	1,500,000
15	4%	1,500,000
16	4⅔%	1,750,000
17	4⅔%	1,750,000
18	4⅔%	1,750,000
19	4%	1,500,000
20	4%	1,500,000
21	4%	1,500,000
22	3⅓%	1,250,000
23	3⅓%	1,250,000
24	3⅓%	1,250,000
25	3⅓%	1,250,000
26	3⅓%	1,250,000
27	3⅓%	1,250,000
28	2⅔%	1,000,000
29	2⅔%	1,000,000
30	2⅔%	1,000,000